UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

————————————————

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	April 1, 2011

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code	(203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 1, 2011 the Company held its annual meeting of stockholders (the “Annual Meeting”) in Brookfield, Connecticut. At the Annual Meeting, the Company’s stockholders approved five (5) proposals. The proposals are described in detail in the Proxy Statement.

Proposal 1.

The Company’s stockholders elected five (5) individuals to the Board of Directors as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Walter Fiederowicz	39,569,168	3,902,744	6,616,702
Joseph Fiorita	39,449,091	4,022,821	6,616,702
Constantine Macricostas	36,999,031	6,472,881	6,616,702
George Macricostas	33,403,291	10,068,621	6,616,702
Mitchell Tyson	39,023,609	4,448,303	6,616,702

Proposal 2.

The Company's stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2011 as set forth below:

Votes For	Votes Against	Abstentions
45,275,507	4,777,677	35,430

Proposal 3.

The Company's stockholders approved the 2011 Annual Executive Compensation Plan as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,871,113	5,490,424	110,375	6,616,702

Proposal 4.

The Company's stockholders approved by non-binding vote the compensation of the named executive officers as described in the compensation discussion and analysis and the narrative disclosure included in the 2011 proxy statement as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,825,244	18,550,144	96,524	6,616,702

Proposal 5

The Company's shareholders chose between every one, two or three years with respect to the frequency of executive compensation or abstained from voting as follows:

Votes For 1 Year	Votes for 2 Years	Votes for 3 Years	Abstained from Voting
32,919,828	255,137	10,164,552	132,395

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE:	April 7, 2011	BY	/s/ Richelle E. Burr
Richelle E. Burr
Vice President, General Counsel

PHOTRONICS, INC.